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                                                                     EXHIBIT 4.3


PREPARED BY
AND WHEN RECORDED
RETURN TO:

Sidley Austin Brown & Wood
875 Third Avenue
New York, New York  10022
Attn.:   Robert L. Boyd, Esq.


                       DEED OF TRUST, ASSIGNMENT OF LEASES
                               AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING

         THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, this "Deed of Trust"), is made as of
                                               -------------
the 12th day of December, 2001, by VENTAS FINANCE I, LLC, a Delaware limited liability company, having an address c/o Ventas, Inc., 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642 ("Trustor"), to FIRST AMERICAN TITLE
                                             -------
INSURANCE COMPANY, a California corporation, having an address at 1 First American Way, Santa Ana, California 92707 (the "Trustee"), for the benefit of
                                                -------
MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation, having an address at c/o Merrill Lynch & Co., Four World Financial Center, 250 Vesey Street, North Tower, New York, New York 10080 (together with its successors and assigns, the "Beneficiary"). Capitalized terms used herein but not otherwise defined shall
 -----------
have the respective meanings assigned to such terms in the Loan Agreement (hereinafter defined).

                              W I T N E S S E T H:

         To secure the payment of a loan (the "Loan") in the original principal
                                               ----
sum of TWO HUNDRED TWENTY-FIVE MILLION AND 00/100 DOLLARS ($225,000,000), lawful money of the United States of America, being made from Beneficiary to Trustor on the date hereof pursuant to the terms and conditions of a certain Loan and Security Agreement, dated as of the date hereof (as amended, modified or restated, the "Loan Agreement"), between Trustor and Beneficiary, which Loan is
               --------------
evidenced by and is to be paid with interest according to a certain Promissory Note, dated as of the date hereof (as amended, modified, renewed or restated and together with any substitutes or replacements therefor, the "Note"), made by
                                                             ----
Trustor to Beneficiary and all other sums due hereunder, or otherwise due under the Loan Documents (as defined in the Loan Agreement) (the principal amount of the Loan, together with interest thereon and all sums due hereunder and under the Loan Agreement, the Note and the other Loan Documents being collectively called the "Debt"), and all of the agreements, covenants, conditions,
            ----
warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Trustor or any other person or entity to Beneficiary or others as set forth in the

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Loan Documents (collectively, the "Obligations"), Trustor has given, granted,
                                   -----------
bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged and assigned and by these presents does hereby give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge and assign unto Trustee, in trust, for the benefit of Beneficiary with power of sale and right of entry and possession, and with mortgage covenants, all of Trustor's right, title, interest and estate in and to the real property described on Exhibit A attached hereto (the "Premises") and
                               ---------                       --------
the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements");
              ------------

         TOGETHER WITH: all right, title, interest and estate of Trustor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements together with the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the "Mortgaged Property"):
                                            ------------------

         (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Trustor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

         (b) all machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively called the "Equipment"),
                                                                    ---------
including the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Trustor in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Mortgaged Property is located (the "Uniform Commercial Code") superior in lien to the lien of this
                 -----------------------
Deed of Trust;

         (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain or condemnation (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property;

                                        2

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         (d) that certain Master Lease Agreement dated as of the date hereof (as amended, modified or restated, the "Master Lease") between Trustor
                                    ------------
(successor-in-interest to Ventas Realty, Limited Partnership), as landlord, and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., collectively, as tenant ("Lessee"), and any and all right, title and interest of Trustor in
            ------
and to all other leases, tenancies, licenses, subleases, assignments and/or other rental or occupancy agreements (including, without limitation, any and all guarantees of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (collectively, the "Leases") and all rents, rent equivalents (including room
                    ------
revenues, if applicable), moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Trustor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the "Rents"), together with all proceeds from the sale or other disposition of the
 -----
Leases and the right to receive and apply the Rents to the payment of the Debt;

         (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property or any part thereof;

         (f) the right, following an Event of Default, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of the Beneficiary in the Mortgaged Property or any part thereof;

         (g) all accounts, escrows, reserves, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all books, records, plans, specifications, designs, drawings, permits, consents, licenses, franchises, management agreements, contracts, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Mortgaged Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, management, improvement, alteration, repair, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon;

         (h) any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Debt and the performance of Trustor's obligations under the Loan Documents, including (without limitation) the Impositions and Insurance Reserve, the Replacement Reserve, the Debt Service Reserve, the Hazardous Materials Remediation Reserve, the Deferred Maintenance Reserve, the Loss Proceeds Account, the Central Account and the Sub-Accounts thereof (each as

                                        3

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defined in the Cash Management Agreement, dated as of the date hereof (as amended or modified the "Cash Management Agreement"), by and between Trustor,
                         -------------------------
Beneficiary, and First Union National Bank) and any other escrows or reserves set forth in the Loan Documents;

         (i) all accounts receivable, contract rights, interests, estate or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the Mortgaged Property or any part thereof; and

         (j) all rights which Trustor now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys' fees and disbursements) relating to the Mortgaged Property or any part thereof.

         TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the Trustee, for the use and benefit of Beneficiary, and the successors and assigns of Beneficiary forever;

         PROVIDED, HOWEVER, these presents are upon the express condition that, if Trustor shall well and truly pay to Beneficiary the Debt at the time and in the manner provided in the Note and this Deed of Trust and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

         AND Trustor represents and warrants to and covenants and agrees with Beneficiary as follows:

         1. Payment of Debt and Incorporation of Covenants, Conditions and
            --------------------------------------------------------------
Agreements. Trustor shall pay the Debt at the time and in the manner provided in
----------
the Note, the Loan Agreement and this Deed of Trust. Trustor will duly and punctually perform all of the covenants, conditions and agreements of Trustor contained in the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents all of which covenants, conditions and agreements are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

         2. Warranty of Title. Trustor warrants that Trustor has good,
            -----------------
marketable and insurable title to the Mortgaged Property and has the right to give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Trustor possesses a fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. Trustor represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (i) Trustor's ability to pay in full in a timely manner its obligations, including, without limitation, the Debt, (ii) the use of the Mortgaged Property for the use currently being made thereof, (iii) the operation of the Mortgaged Property, or (iv) the value of the Mortgaged Property. Trustor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Deed of Trust, subject to the Permitted Encumbrances, and

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shall forever warrant and defend the same to Beneficiary against the claims of all persons whomsoever.

         3. Insurance. (a) Trustor, at its sole cost and expense, shall maintain
            ---------
or cause to be maintained insurance with respect to the Mortgaged Property for the mutual benefit of Trustor and Beneficiary as required by Section 5.4 of the Loan Agreement.

            (b) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "Insured Casualty"), Trustor
                                                 ----------------
shall give notice thereof to Beneficiary and to the insurance carrier as and to the extent required by Section 5.5 of the Loan Agreement. Subject to the terms of the Loan Agreement, Trustor shall promptly repair, replace or rebuild, or cause Lessee to promptly repair, replace or rebuild, the Mortgaged Property in accordance with, and all amounts paid with respect to such Insured Casualty under all insurance policies maintained by Trustor shall be governed by, the terms and conditions of Section 5.5 of the Loan Agreement. The expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall become part of the Debt and shall be secured hereby and shall be reimbursed by Trustor to Beneficiary upon demand.

         4. Payment of Impositions and Other Charges. Subject to Trustor's right
            ----------------------------------------
to contest set forth in Section 5.3 (B) of the Loan Agreement and the provisions of Section 5 below, and pursuant to the provisions of the Cash Management Agreement, Trustor shall cause to be paid all Impositions now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof as the same become due and payable. Subject to Trustor's contest rights set forth in Section 5.3(B) of the Loan Agreement, Trustor shall promptly pay, or cause to be promptly paid, all utility services provided to the Mortgaged Property. Subject to Trustor's contest rights set forth in Section 5.3(B) of the Loan Agreement, Trustor shall furnish to Beneficiary or its designee receipts for the payment of the Impositions or other evidence of the payment of the Impositions prior to the date the same shall become delinquent (provided, however, that Trustor shall not be required to furnish such receipts or such other evidence for payment of Impositions in the event that such Impositions have been paid by Beneficiary pursuant to Section 5 hereof).

         5. Impositions and Insurance Reserve. Trustor shall make monthly
            ---------------------------------
deposits into the Impositions and Insurance Reserve of amounts sufficient to pay Impositions and Insurance Premiums in accordance with the terms of Section 6.3 of the Loan Agreement and the Cash Management Agreement.

         6. Condemnation. (a) Trustor shall promptly after obtaining knowledge
            ------------
(as defined in the Loan Agreement) thereof give Beneficiary written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Mortgaged Property or any portion thereof and shall deliver to Beneficiary copies of any and all papers served in connection with such proceedings. Subject to the terms of Section 6(b) below, Beneficiary is hereby irrevocably appointed as Trustor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Deed of Trust. Notwithstanding any taking by

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any public or quasi public authority through eminent domain or otherwise
(including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Trustor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, in this Deed of Trust and the other Loan Documents and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Beneficiary to the discharge of the Debt in accordance with the terms hereof. In accordance with the terms hereof, Trustor shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Trustor, to be paid directly to Beneficiary. Beneficiary may apply any such award or payment to the reduction or discharge of the Debt whether or not then due and payable; such application to be made without any Prepayment Consideration, provided that such payment is made within one hundred twenty (120) days following the date of receipt of such condemnation award except that if an Event of Default has occurred and is continuing, then such application shall be subject to the Prepayment Consideration, if any, computed in accordance with the Note. If the Mortgaged Property is sold following an Event of Default, through foreclosure or otherwise, prior to the receipt by Beneficiary of such award or payment, Beneficiary shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Debt.

                (b) Notwithstanding the foregoing, Beneficiary shall not exercise the foregoing rights to apply any such award as payment in any condemnation or eminent domain proceeding to payment of the Debt and Trustor may prosecute any condemnation proceeding and settle or compromise and collect any claim involving an award and/or claim for damages of not more than the Restoration Threshold provided that: (i) in Beneficiary's reasonable judgment, such condemnation or taking does not and will not materially restrict access to the Mortgaged Property or otherwise have a Material Adverse Effect, and the Mortgaged Property remaining after such condemnation or taking is capable of being restored to an economically viable whole of the same type which existed prior to the condemnation or taking and in compliance with all applicable laws,
(ii) Trustor applies, or causes to be applied, the proceeds of such award to any reconstruction or repair of the Mortgaged Property necessary as a result of such condemnation or taking, (iii) Trustor promptly commences and diligently prosecutes, or causes to be promptly commenced and diligently prosecuted, such reconstruction or repair to completion in accordance with all applicable laws,
(iv) at Beneficiary's request, such reconstruction or repair shall be performed under the supervision of an architect or engineer reasonably acceptable to Beneficiary and the plans and specifications for such work shall be subject to Beneficiary's reasonable approval and (v) each of the other conditions (as applicable) to release of insurance proceeds for restoration or repair of the Mortgaged Property under Section 5.5(B)-(F) of the Loan Agreement have been satisfied. Trustor authorizes Beneficiary to apply such awards, payments, proceeds or damages, after the deduction of Beneficiary's reasonable expenses incurred in the collection of such amounts, at Beneficiary's option, to restoration or repair of the Mortgaged Property or to payment of the sums secured by this Deed of Trust, whether or not then due, in the order determined by Beneficiary, with the balance, if any, to Trustor. In the event that Beneficiary shall apply any such awards, payments, proceeds or damages to the indebtedness secured hereby pursuant to the foregoing sentence, no Prepayment Consideration or other prepayment premium or penalty shall be due and payable under the Note in connection therewith. Subject to

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satisfaction of the conditions set forth in clauses (i) through (v) of this
Section 6(b), Beneficiary shall not exercise Beneficiary's option to apply such awards or damages to payment of the sums secured by this Deed of Trust and Beneficiary shall make such awards or damages available to Trustor for restoration or repair of the Mortgaged Property upon the terms and subject to the conditions for release of insurance proceeds for restoration or repair of the Mortgaged Property under Sections 5.5(B)-(F) of the Loan Agreement. Any application of proceeds to principal shall not extend or postpone the due date of the monthly installments due hereunder, under the Note or under any of the Loan Documents or change the amount of such installments. Trustor agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Beneficiary may reasonably require.

        7.      Maintenance of Mortgaged Property. Trustor shall cause the
                ---------------------------------
Mortgaged Property to be operated and maintained in all material respects in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. The Improvements and the Equipment shall not be removed or demolished in any material respect by Trustor and no Material Alterations shall be made thereto (except for normal replacement or disposal of the Equipment and except as otherwise expressly permitted in the Loan Agreement ) without the consent of Beneficiary, which consent shall not be unreasonably withheld, delayed or conditioned. Trustor shall comply in all material respects with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof, in each case, as and to the extent required by the Loan Agreement.

        8.      Use of Mortgaged Property. Trustor shall not initiate, join in,
                -------------------------
acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, nor shall Trustor initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Mortgaged Property, which in any of the foregoing cases could reasonably be expected to result in a Material Adverse Effect. If under applicable zoning provisions the use of all or any material portion of the Mortgaged Property is or shall become a nonconforming use, Trustor will not cause such nonconforming use to be discontinued or abandoned, and will use reasonable efforts to enforce any rights Trustor has under the Master Lease not to permit Lessee to discontinue or abandon any such nonconforming use, in each case, except with the express written consent of Beneficiary, which consent shall not be unreasonably withheld, delayed or conditioned. Trustor shall not cause any waste on or to the Mortgaged Property or to any portion thereof and will use reasonable efforts to prevent Lessee from causing or suffering to occur any such waste. Trustor shall not take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Trustor will not install on the Premises any underground storage tank or above-ground storage tank in violation of the Environmental Laws and will use reasonable efforts to enforce any rights Trustor has under the Master Lease to prevent Lessee from installing or permitting to be installed on the Premises any underground storage tank or any above-ground storage tank in violation of the Environmental Laws.

        9.      Transfer or Encumbrance of the Mortgaged Property. (a) Trustor
                -------------------------------------------------
acknowledges that Beneficiary has examined and relied on the creditworthiness and experience of Trustor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan,

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and that Beneficiary will continue to rely on Trustor's ownership of the
Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Except as expressly permitted under this Deed of Trust, the Loan Agreement or under the other Loan Documents, Trustor shall not cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, lien or encumbrance (other than Permitted Encumbrances) (collectively, "Transfers") of (i) all or any part of the Mortgaged Property or
                ---------
any interest of Trustor therein, or (ii) any direct or indirect beneficial ownership interest (in whole or in part) in Trustor, irrespective of the number of tiers of ownership, without the prior written consent of Beneficiary.

                  (b) Notwithstanding the foregoing, Trustor may, without the consent of Beneficiary, (i) make immaterial transfers of portions of the Mortgaged Property to any federal, state or local government or any political subdivision thereof (collectively, "Governmental Authorities") for dedication or
                                    ------------------------
public use (subject to the provisions of Section 6 hereof) and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone, cellular, cable, internet and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such transfer or conveyance set forth in the foregoing clauses (i) and (ii) shall have a Property Adverse Effect; provided, however, that Trustor shall give Beneficiary at least ten (10) days' prior written notice of any such transfer or conveyance describing same in reasonable detail and certifying that such transfer or conveyance satisfies the foregoing conditions. Upon the request of Trustor, and at Trustor's sole cost and expense, Beneficiary shall release its lien with respect to any portion of the Mortgaged Property that is transferred as provided in clause (i) above and subordinate this Deed of Trust to any transfer or conveyance permitted pursuant to clause (ii) above.

                  (c) The occurrence of any Transfer in violation of Section 9(a) above shall constitute an Event of Default hereunder, whereupon Beneficiary at its option, without being required to demonstrate any actual impairment of its security or any increased risk of default hereunder, may declare the Debt immediately due and payable.

                  (d) Beneficiary's consent to any Transfer of the Mortgaged Property or any interest in Trustor shall not be deemed to be a waiver of Beneficiary's right to require such consent to any future occurrence of same. Any attempted or purported Transfer of the Mortgaged Property or of any direct or indirect interest in Trustor, if made in contravention of this Section 9, shall be null and void and of no force and effect.

        10.       Taxes on Security; Documentary Stamps; Intangibles Tax. (a)
                  ------------------------------------------------------
Trustor shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note, this Deed of Trust or the liens created or secured by the Loan Documents, other than income, franchise and doing business and other similar taxes imposed on Beneficiary. If there shall be enacted any law (i) deducting the Loan from the value of the Mortgaged Property for the purpose of taxation, (ii) affecting any lien on the Mortgaged Property, or (iii) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Trustor shall promptly pay to Beneficiary, on demand, all taxes, costs and charges for which Beneficiary is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Beneficiary may declare all amounts owing under the Loan Documents to be immediately due and payable.

                  (b) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Deed of Trust, or impose any other tax or charge on the same, Trustor will pay for the same, with interest and penalties thereon, if any. Trustor hereby agrees that, in the event that it is determined that additional documentary stamp tax or intangible tax is due hereon or any deed of trust or promissory note executed in connection herewith (including, without limitation, the Note), Trustor shall indemnify and hold harmless Beneficiary for all such documentary stamp tax and/or intangible tax, including all penalties and interest assessed or charged in connection therewith. Trustor shall pay same within ten (10) days after demand of payment from Beneficiary and the payment of such sums shall be secured by this Deed of Trust and such sums shall bear interest at the Default Rate (as defined in the Note) from and after the eleventh (11th) day after demand until paid in full.

                  (c) Trustor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Deed of Trust.

        11.       No Credits on Account of the Debt. Trustor will not claim or
                  ---------------------------------
demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Deed of Trust or the Debt. In the event such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

        12.       Performance of Other Agreements. Trustor shall duly and
                  -------------------------------
punctually observe and perform in all material respects each and every material term, provision, condition, and covenant to be observed or performed by Trustor pursuant to the terms of any agreements or recorded instruments (including all instruments comprising the Permitted Encumbrances) affecting or pertaining to the Mortgaged Property, and will not suffer or permit any default or event of default (after giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing, except to the extent that the failure to so perform or observe any agreements or instruments would not reasonably be expected to have a Property Adverse Effect. Trustor shall enforce the material terms, covenants and conditions contained in the Master Lease to be observed and performed by Lessee.

        13.       Further Acts; Secondary Market Transactions. (a) Trustor will,
                  -------------------------------------------
at its sole cost and expense, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Beneficiary shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust. Trustor, on demand, will execute and deliver and, upon Trustor's failure to do so within five (5) Business Days after Beneficiary's request therefor, hereby authorizes Beneficiary to execute in the name of Trustor or without the signature of Trustor to the extent Beneficiary may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Beneficiary in the Mortgaged Property. Trustor hereby authorizes Beneficiary to cause any financing statement or fixture filing to be filed or recorded without the necessity of any signature of Trustor on such financing statement or fixture filing. Upon foreclosure or the appointment of a receiver, Trustor will, at its sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property. Trustor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary pursuant to this Section.

                  (b) Subject to the terms and conditions set forth in the Loan Agreement, Beneficiary shall have the right to engage in one or more Secondary Market Transactions and, in connection therewith, Beneficiary may transfer its obligations under this Deed of Trust, the Note, the Loan Agreement and the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Obligations), and thereafter Beneficiary shall be relieved of any obligations hereunder and under the other Loan Documents arising after the date of said transfer with respect to the transferred interest.

        14.       Recording of Deed of Trust, Etc. Upon the execution and
                  -------------------------------
delivery of this Deed of Trust and thereafter, from time to time, Trustor will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Mortgaged Property. Trustor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do.

        15.       Reporting Requirements.  Trustor agrees to give prompt notice
                  ----------------------
to Beneficiary of the insolvency or bankruptcy filing of Trustor or the death, insolvency or bankruptcy filing of any Guarantor.

        16.       Intentionally Deleted.
                  ---------------------

        17.     Remedies.  Upon the occurrence and during the continuance of an
                --------
Event of Default, Beneficiary may, at Beneficiary's option, and by or through Trustee, by Beneficiary itself, or otherwise, do any one or more of the following:

                (a)     Right to Perform Trustor's Covenants. If Trustor has
                        ------------------------------------
failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents, Beneficiary may, but shall not be obligated to do so, perform or attempt to perform said covenant; and any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Beneficiary that is chargeable to Trustor or subject to reimbursement by Trustor under the Loan Documents, shall be and become a part of the Debt, and Trustor promises, upon demand, to pay to Beneficiary, at the place where the Note is payable, all sums so incurred, paid or expended by Beneficiary, with interest from the date when paid, incurred or expended by Beneficiary at the Default Rate (as defined in the Note).

                (b)     Right of Entry. Beneficiary may, prior or subsequent to
                        --------------
the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Trustor any and all rights which Trustor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including, without limitation, the right to rent the same for the account of Trustor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Debt in such manner as Beneficiary may elect. All such costs, expenses, and liabilities incurred by Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Trustor and shall bear interest from the date of expenditure until paid at the Default Rate as specified in the Note, all of which shall constitute a portion of the Debt. If Beneficiary elects to enter the Mortgaged Property as provided for herein, Beneficiary may invoke any and all legal remedies to dispossess Trustor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Beneficiary pursuant to this subsection, Beneficiary shall not be liable for any loss sustained by Trustor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of the Beneficiary in managing the Mortgaged Property unless such loss is caused by the willful misconduct or gross negligence of Beneficiary, its agents, employees or officers, nor shall Beneficiary be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Trustor shall and does hereby agree to indemnify, defend and hold harmless the Indemnified Parties (as defined in Section 23 below) from and against, any and all liability, claim, demand, loss, damage, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) which may or might be suffered or incurred by any Indemnified Party under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder, or by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease, in each case, as and to the extent provided under Section 23 below. Nothing in this subsection shall impose any duty, obligation, or responsibility upon any Indemnified Party for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease, prior to the transfer of title to the Mortgaged Property to any Indemnified Party by foreclosure, deed-in-lieu thereof, exercise of power of sale or otherwise, Trustor hereby assents to, ratifies, and confirms any and all actions of the Beneficiary with respect to the Mortgaged Property taken under this subsection.

                (c)     Right to Accelerate.  Beneficiary may, without notice or
                        -------------------
demand, declare the entire unpaid balance of the Debt immediately due and payable.

                (d)     Foreclosure-Power of Sale. Beneficiary may from time to
                        -------------------------
time institute a proceeding or proceedings, judicial, or nonjudicial, by advertisement or otherwise, for the complete or partial foreclosure of this Deed of Trust or the complete or partial sale of the Mortgaged Property under the power of sale contained herein or under any applicable provision of law. Beneficiary may sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Trustor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Mortgaged Property.

                (e)     Rights Pertaining to Sales. Subject to the requirements
                        --------------------------
of applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of Subsection (d) above, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

                        (i) Trustee or Beneficiary may conduct any number of sales from time to time. The power of sale set forth above shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Beneficiary's opinion, until the Debt shall have been paid in full.

                        (ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

                        (iii) After each sale, Trustee, Beneficiary or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Trustor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Loan Agreement. Each of Trustee and Beneficiary is hereby appointed the true and lawful attorney-in-fact of Trustor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Trustor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Trustor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Trustor, if requested by Beneficiary or Trustee, shall ratify and confirm any such sale or sales by executing and delivering to Beneficiary, Trustee or such purchaser or purchasers all such instruments as may be advisable, in Beneficiary's or Trustee's judgment, for the purposes as may be designated in such request.

                        (iv) Any and all statements of fact or other recitals made in any of the instruments referred to in Subsection
                (e)(iii) above given by Beneficiary shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.

                        (v) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Trustor to the fullest extent permitted by applicable law.

                        (vi) Upon any such sale or sales, Beneficiary may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make a settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Beneficiary or Trustee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

                        (vii) Upon any such sale, it shall not be necessary for Beneficiary or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.

                (f)     Beneficiary's Judicial Remedies. Beneficiary, or Trustee
                        -------------------------------
upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment of the Debt, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Beneficiary under this Deed of Trust or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Beneficiary.

                (g)     Beneficiary's Right to Appointment of Receiver.
                        ----------------------------------------------
Beneficiary, as a matter of right and (i) without regard to the sufficiency of the security for repayment of the Debt and without notice to Trustor (other than as required by law), (ii) without any showing of insolvency, fraud, or mismanagement on the part of Trustor, (iii) without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (iv) without regard to the then value of the Mortgaged Property, shall be entitled to the appointment of a receiver or receivers for the protection, possession, control, management and operation of the Mortgaged Property, including (without limitation), the power to collect the Rents, enforce this Deed of Trust and, in case of a sale and deficiency, during the full statutory period of redemption (if any), whether there be a redemption or not, as well as during any further times when Trustor, except for the intervention of such receiver, would be entitled to collection of such Rents. Trustor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

        (h)     Beneficiary's Uniform Commercial Code Remedies.  Beneficiary may
                ----------------------------------------------
exercise its rights of enforcement under the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located and in the state where Trustor is organized.

        (i)     Other Rights. Beneficiary (i) may surrender the insurance
                ------------
policies owned by Trustor and maintained pursuant to the Loan Agreement or any part thereof, and upon receipt of the proceeds shall apply the unearned Insurance Premiums as a credit on the Debt, and, in connection therewith, Trustor hereby appoints Beneficiary as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Trustor to collect such Insurance Premiums; (ii) may apply the Impositions and Insurance Reserve and/or any other Reserves held pursuant to this Deed of Trust or the other Loan Documents, and any other funds held by Beneficiary toward payment of the Debt; and (iii) shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

        (j)     Discontinuance of Remedies. If Beneficiary shall have proceeded
                --------------------------
to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Trustor and Beneficiary shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

        (k)     Remedies Cumulative. All rights, remedies, and recourses of
                -------------------
Beneficiary granted in the Note, this Deed of Trust and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative; (ii) may be pursued separately, successively, or concurrently against Trustor, the Mortgaged Property, or any one or more of them, at such time and in such order as Beneficiary may determine in its sole discretion; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Trustor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive of any other right, power or remedy which Beneficiary may have against Trustor pursuant to this Deed of Trust, the Loan Agreement or the other Loan Documents, or otherwise available at law or in equity; (v) shall not be conditioned upon Beneficiary exercising or pursuing any remedy in relation to the

Mortgaged Property prior to Beneficiary bringing suit to recover the Debt; and
(vi) in the event Beneficiary elects to bring suit on the Debt and obtains a judgment against Trustor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Deed of Trust, shall remain in full force and effect and may be exercised thereafter at Beneficiary's option.

                (l)     Election of Remedies. Beneficiary may release,
                        --------------------
regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Deed of Trust or the other Loan Documents or affecting the obligations of Trustor or any other party to pay the Debt. For payment of the Debt, Beneficiary may resort to any collateral securing the payment of the Debt in such order and manner as Beneficiary may elect. No collateral taken by Beneficiary shall in any manner impair or affect the lien or security interests given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

                (m)     Bankruptcy Acknowledgment. If the Mortgaged Property or
                        -------------------------
any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, or in the event of the filing of any voluntary or involuntary petition under the Bankruptcy Code by or against Trustor then Beneficiary shall immediately become entitled, in addition to all other relief to which Beneficiary may be entitled under this Deed of Trust, to obtain (i) an order from any bankruptcy court or other appropriate court exercising jurisdiction over the bankruptcy case granting immediate relief from the automatic stay pursuant to ss. 362 of the Bankruptcy Code so as to permit Beneficiary to pursue its rights and remedies against Trustor as provided under this Deed of Trust and all other rights and remedies of Beneficiary at law and in equity under applicable state law, and (ii) an order from any bankruptcy court prohibiting Trustor's use of all "cash collateral" (as defined under ss. 363 of the Bankruptcy Code). Trustor shall not assert or request any other party to assert, that the automatic stay under ss. 362 of the Bankruptcy Code operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Beneficiary to enforce any rights it has by virtue of this Deed of Trust, or any other rights that Beneficiary has, whether now or hereafter acquired, against any guarantor of the Debt. Trustor shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to ss. 105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Beneficiary to enforce any rights it has by virtue of this Deed of Trust against any guarantor of the Debt.

                (n)     Application of Proceeds. The proceeds from any sale,
                        -----------------------
lease, or other disposition made pursuant to this Deed of Trust, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Beneficiary from the Mortgaged Property or the Impositions and Insurance Reserve or other Reserves under the Cash Management Agreement or sums received pursuant to Section 6 hereof, or proceeds from insurance which Beneficiary elects to apply to the Debt pursuant to Section 3 hereof, shall be applied by Beneficiary to the Debt in such order, priority and proportions as Beneficiary in its sole discretion shall determine.

                (o)     Cross-Collateralization. The mortgages and deeds of
                        -----------------------
trust (other than this Deed of Trust) listed on Exhibit B attached hereto and
                                                ---------
made a part hereof, as any of same may be
amended, modified or supplemented from time to time, are collectively referred to for purposes of this Section 17(o) as the "Other Mortgages." This Deed of
                                              ---------------
Trust, as it may be amended, modified or supplemented from time to time, together with the Other Mortgages, are collectively referred to for purposes of this Section 17(o) as the "Mortgages." The Obligations are secured by, among
                           ---------
other things, the Mortgages, which encumber real and personal property in certain other States, as more particularly described in each of the Mortgages. The Obligations may be accelerated as provided in the Loan Documents. Upon the occurrence and during the continuance of an Event of Default, Beneficiary may, at its option, accelerate the Obligations and foreclose upon any one or more of the Mortgages or resort to any one or more of its other rights and remedies under any or all of the Mortgages and the other Loan Documents. Except as otherwise provided herein, all of the real and personal property conveyed and/or mortgaged by the Mortgages is security for the Obligations without allocation of any one or more of the parcels or portions thereof to any portion of the Obligations. Beneficiary may allocate the proceeds that it receives upon the exercise of its rights and remedies, including foreclosure, to payment of the Obligations as Beneficiary in its sole discretion may determine to be advisable pursuant to the terms of the Loan Documents. Beneficiary may proceed, at the same or different times, to foreclose the Mortgages or any one or more of them, by any proceedings appropriate in the state where any of the real property encumbered by one or more of the Mortgages lies, including private sale if permitted, and no event of enforcement taking place in any state, including without limiting the generality of the foregoing, any pending foreclosure, judgment or decree of foreclosure, foreclosure sale, rents received, possession taken, deficiency judgment or decrees, or judgment taken on the Obligations, shall in any way stay, preclude or bar enforcement of the Mortgages or any of them in any other state, and Beneficiary may pursue any or all of its remedies to the maximum extent permitted by applicable law pursuant to the terms of the Loan Documents until all of the Obligations and all other obligations now or hereafter secured by any or all of the Mortgages have been paid or discharged in full. Additionally, and without limitation of any other provision of this Deed of Trust, if this Deed of Trust is foreclosed and the Mortgaged Property (or any part thereof) is sold pursuant to foreclosure or other proceedings, and if the proceeds of such sale (after application of such proceeds as provided in this Deed of Trust and the other Loan Documents) are not sufficient to pay the total sum of the Obligations then outstanding and any other amounts provided for by applicable law (the "Balance Owed"), then, to the extent permitted by law, the
                     ------------
Obligations shall not be satisfied to the extent of the Balance Owed, but such Obligations shall continue in existence and continue to be evidenced and secured by the Loan Documents and the Mortgages. Subject to the requirements of applicable law, if Beneficiary shall acquire the Mortgaged Property as a result of any foreclosure or other sale (whether by bidding all or any portion of the Obligations or otherwise), the proceeds of such sale, to the extent permitted by law, shall not be deemed to include (and Trustor shall not be entitled to any benefit or credit on account of) proceeds of any subsequent sale of the Mortgaged Property by Beneficiary. Without limitation of any other provision hereof, Trustor further agrees that if any of the Other Mortgages are foreclosed and sale is made of any of the property subject to any Other Mortgages, and if the proceeds of such sale (after application of such proceeds as provided for herein and after deducting all accrued and general and special taxes and assessments) are not sufficient to pay the Obligations and any other amounts provided for by applicable law, then, to the extent permitted by law, the Obligations then outstanding shall not be satisfied to the extent of the Balance Owed, but such Obligations shall continue in existence and continue to be evidenced and secured by the Loan Documents and the Mortgages existing immediately prior to any such foreclosure, except such Mortgages foreclosed upon. No release of personal liability of any Person whatsoever and no release of any portion of the property now or hereafter subject to the lien of any of the Mortgages shall have any effect whatsoever by way of impairment or disturbance of the lien or priority of any other of the Mortgages or the unreleased properties encumbered by any of the Mortgages, to the extent permitted by law. Any foreclosure or other appropriate remedy brought in any of the states aforesaid may be brought and prosecuted as to any part of the security, wherever located, without regard to the fact that foreclosure proceedings or other remedies have or have not been instituted elsewhere on any other property subject to the lien of the Mortgages. Neither Trustor nor any Person claiming by, through or under Trustor shall have any right to marshal the assets, all such rights being hereby expressly waived as to Trustor and all Persons claiming by, through or under Trustor, including, without limitation, junior lienors. Each of Trustor and all endorsers, guarantors and sureties of the Obligations, hereby waives any and all rights arising because of payment or performance by Trustor of any Obligations (a) against any Person by way of subrogation of the rights of Beneficiary or (b) against any Person obligated to pay or perform the Obligations or other obligations secured by the Other Mortgages by way of contribution, reimbursement or otherwise.

     18. Security Agreement. This Deed of Trust is both a real property deed of
         ------------------
trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Mortgaged Property. Trustor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this Section 18 the "Collateral"). Trustor hereby agrees to execute and
                        ----------
deliver to Beneficiary, in form and substance reasonably satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may from time to time reasonably consider necessary to create, perfect, and preserve Beneficiary's security interest herein granted. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code as to all or any part of the Mortgaged Property which now or hereafter constitute "fixtures" under the Uniform Commercial Code. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust. If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary, Trustor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place reasonably acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral sent to Trustor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Trustor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its discretion shall deem proper. In the event of any change in name, identity or structure of any Trustor, such Trustor shall notify Beneficiary thereof and promptly after Beneficiary's request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Beneficiary's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Trustor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Beneficiary shall deem reasonably necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Trustor's obligations under the Note, this Deed of Trust and the other Loan Documents. Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest upon Trustor's failure to do so within ten (10) Business Days after request by Beneficiary, to file with the appropriate public office on its behalf any financing or other statements signed only by Beneficiary, as Trustor's attorney-in-fact, in connection with the Collateral covered by this Deed of Trust. Notwithstanding the foregoing, Trustor shall appear and defend Trustor's interests in any action or proceeding which affects or purports to affect the Mortgaged Property and any interest or right therein, whether such proceeding affects title or any other rights in the Mortgaged Property (and in conjunction therewith, Trustor shall fully cooperate with Beneficiary in the event Beneficiary is a party to such action or proceeding).

     19. Actions and Proceedings. Upon the occurrence and during the continuance
         -----------------------
of an Event of Default, Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Trustor, which Beneficiary, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Beneficiary shall, at its option, be subrogated to the lien of any deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

     20. Waiver of Setoff and Counterclaim, Marshalling, Statute of Limitations,
         -----------------------------------------------------------------------
Automatic or Supplemental Stay, Etc. (a) All amounts due under this Deed of
-----------------------------------
Trust, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Trustor hereby waives the right to assert a setoff, counterclaim or deduction in any action or proceeding in which Beneficiary is a participant, or arising out of or in any way connected with this Deed of Trust, the Note, any of the other Loan Documents, or the Debt.

         (b) Trustor hereby expressly, irrevocably, and unconditionally waives and releases, to the extent permitted by law (i) the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling, sale in the inverse order of alienation, or any other right to direct in any manner the order or sale of any of the Mortgaged Property in the event of any sale hereunder of the

Mortgaged Property or any part thereof or any interest therein; (ii) any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Trustor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law; and (iii) all benefits that might accrue to Trustor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment. Beneficiary shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations.

          (c) To the extent permitted by applicable law, Beneficiary's rights hereunder shall continue even to the extent that a suit for collection of the Debt, or part thereof, is barred by a statute of limitations. Trustor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt.

     21.  Recovery of Sums Required to Be Paid. Beneficiary shall have the right
          ------------------------------------
from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Trustor existing at the time such earlier action was commenced.

     22.  Handicapped Access. (a) Trustor agrees that the Mortgaged Property
          ------------------
shall at all times comply in all material respects with applicable requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "Access Laws"), in each case unless
                                            -----------
and to the extent that non-compliance with Access Laws would not reasonably be expected to have a Property Adverse Effect.

          (b) Trustor agrees to give prompt notice to Beneficiary of the receipt by Trustor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws but only to the extent that such complaints, proceedings or investigations, if adversely determined, could have a Material Adverse Effect.

     23.  Indemnification. In addition to the payment of expenses as required
          ---------------
elsewhere herein and in the other Loan Documents, Trustor agrees to indemnify, defend, protect, pay and hold Trustee and Beneficiary, and each of their successors and assigns (including, without limitation, the trustee and/or the trust under any trust agreement executed in connection with any Securitization backed in whole or in part by the Loan and any other person which may hereafter be the holder of the Note or any interest therein), and the officers, directors, stockholders, partners, members, employees, agents and Affiliates of Trustee and Beneficiary and such successors and assigns (collectively, the "Indemnified
                                                                -----------
Parties") harmless from and against any
-------
and all liabilities, obligations, claims, damages, penalties, causes of action, out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees and expenses) (collectively, the "Indemnified Claims"), imposed
                                                  ------------------
upon or incurred by or asserted against any Indemnified Party by reason of any of the following (to the extent that insurance proceeds paid to the applicable Indemnified Party on account of the following shall be inadequate: (i) ownership of the Deed of Trust or a lien upon the Mortgaged Property or any interest therein or receipt of any rents from the Premises; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (v) any failure of the Premises or the Improvements to comply with any applicable law, statute, code, ordinance, rule or regulation; (vi) any default by Trustor under this Deed of Trust, the Loan Agreement or any other Loan Documents; (vii) any actions taken by any Indemnified Party in the enforcement of this Deed of Trust and the other Loan Documents in accordance with their respective terms (viii) any failure to act on the part of any Indemnified Party hereunder; (ix) any representation or warranty made in the Note, this Deed of Trust or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (x) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Beneficiary with respect thereto; and (xi) the claims of any lessee of all or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Notwithstanding the foregoing, Trustor shall not be liable for any Indemnified Claims arising (A) from the gross negligence or willful misconduct of any Indemnified Party or (B) under clauses
(i) - (v), clause (viii), clause (x) and/or clause (xi) above to the extent the facts, events or circumstances giving rise to such Indemnified Claim arise after the date that any Indemnified Party or third party takes title to the Mortgaged Property by foreclosure, deed-in-lieu thereof, the exercise of any power of sale or otherwise. Any amounts payable to an Indemnified Party by reason of the application of this Section 23 shall be secured by this Deed of Trust, shall become due and payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by such Indemnified Party until paid. The obligations and liabilities of Trustor under this paragraph shall survive the termination, satisfaction, or assignment of this Deed of Trust and the exercise by Beneficiary of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

     24. Notices. Any notice, demand, statement, request or consent made
         -------
hereunder shall be in writing, addressed to the intended recipient at its address set forth in the Loan Agreement, and shall be made and deemed given in accordance with the terms of the Loan Agreement.

     25. Authority. (a) Trustor (and the undersigned representative of Trustor,
         ---------
if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Deed of Trust, and to give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on Trustor's part to be performed; and (b) Trustor represents and warrants that Trustor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations.


     26. Waiver of Notice. Trustor shall not be entitled to any notices of any
         ----------------
nature whatsoever from Beneficiary except with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by Beneficiary to Trustor and except with respect to matters for which Beneficiary is required by applicable law to give notice, and Trustor hereby expressly waives the right to receive any notice from Beneficiary with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Beneficiary to Trustor. Without limiting the foregoing, Trustor requests that a copy of any notice of default and notice of sale required hereunder be mailed to Trustor at the address set forth for Trustor in the introductory paragraph of this Deed of Trust.

     27. Remedies of Trustor. In the event that a claim or adjudication is made
         -------------------
that Beneficiary has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Deed of Trust or the other Loan Documents, it has an obligation to act reasonably or promptly, Beneficiary shall not be liable for any monetary damages, and Trustor's remedies shall be limited to injunctive relief or declaratory judgment.

     28. Sole Discretion of Beneficiary. Whenever pursuant to this Deed of Trust
         ------------------------------
or the other Loan Documents, Beneficiary exercises any right given to it to consent, approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to consent, approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Beneficiary and shall be final and conclusive, except in the case of all the foregoing provisions, as may be otherwise expressly and specifically provided herein. Notwithstanding anything to the contrary contained herein, it shall be understood and agreed that any such consent, approval, or disapproval may be conditioned, among other things, upon Beneficiary obtaining confirmation by the Rating Agencies that the action or other matter subject to Beneficiary's consent, approval, or disapproval shall not adversely affect the rating of any securities issued or to be issued in connection with any Secondary Market Transaction, notwithstanding that such condition may not be expressly set forth in the provision or provisions of the Loan Documents which require that Beneficiary's consent be obtained.

     29. Non-Waiver. The failure of Beneficiary to insist upon strict
         ----------
performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Trustor shall not be relieved of Trustor's obligations hereunder by reason of (a) the failure of Beneficiary to comply with any request of Trustor or Guarantor to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Note or other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed of Trust, or the other Loan Documents. Beneficiary may resort for the payment of the Debt to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclosure this Deed of Trust. The rights and remedies of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     30.  Liability. If Trustor consists of more than one person, the
          ---------
obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Beneficiary's consent to any transfer of the Mortgaged Property, this Deed of Trust shall be binding upon and inure to the benefit of Trustor and Beneficiary and their respective successors and assigns forever.

     31.  Inapplicable Provisions.  If any term, covenant or condition of this
          -----------------------
Deed of Trust is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision.

     32.  Headings, Etc.  The headings and captions of various Sections of this
          -------------
Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     33.  Counterparts.  This Deed of Trust may be executed in any number of
          ------------
counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

     34.  Definitions. Unless the context clearly indicates a contrary intent or
          -----------
unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word "Trustor" shall mean "each Trustor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Beneficiary" shall mean "Beneficiary and any subsequent holder of the Note," the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by this Deed of Trust," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all reasonable attorneys' fees, paralegal and law clerk fees, including, but not limited to, fees at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     35.  Homestead.  Trustor hereby waives and renounces all homestead and
          ---------
exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part hereof.

     36.  Assignments. Beneficiary shall have the right to assign or transfer
          -----------
its rights under this Deed of Trust and the other Loan Documents without limitation, including, without limitation, the right to assign or transfer its rights to a servicing agent. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust and the other Loan Documents. Beneficiary agrees to provide Trustor with notice of any such assignment, and in no event shall Trustor's monetary obligations hereunder and under the other Loan Documents be increased as a result of such assignment (except in accordance with Section 10.2 of the Loan Agreement); provided, however, that Trustor's consent shall not be required in connection with any such assignment and no delay or failure by Beneficiary to provide such notice shall limit the effectiveness of such assignment.

     37.  Survival of Obligations; Survival of Warranties and Representations.
          -------------------------------------------------------------------
Each and all of the covenants, obligations, representations and warranties of Trustor shall survive the execution and delivery of the Loan Documents and the transfer or assignment of this Deed of Trust (including, without limitation, any transfer of the Deed of Trust by Beneficiary of any of its rights, title and interest in and to the Mortgaged Property to any party, whether or not affiliated with Beneficiary).

     38.  Covenants Running with the Land. All covenants, conditions,
          -------------------------------
warranties, representations and other obligations contained in this Deed of Trust and the other Loan Documents are intended by Trustor and Beneficiary to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Deed of Trust has been fully released by Beneficiary.

     39.  Governing Law; Jurisdiction. THIS DEED OF TRUST WAS NEGOTIATED IN THE
          ---------------------------
STATE OF NEW YORK AND WAS MADE BY TRUSTOR AND ACCEPTED BY BENEFICIARY IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION, AND IN ALL RESPECTS INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS DEED OF TRUST AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THIS DEED OF TRUST SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED.

     40.  Time of Essence.  Time is of the essence as to all of the terms,
          ---------------
covenants and condition of this Deed of Trust and the other Loan Documents.

     41.  No Third-Party Beneficiaries. The provisions of this Deed of Trust and
          ----------------------------
the other Loan Documents are for the benefit of Trustor and Beneficiary and shall not inure to the benefit of any third party (other than any successor or assignee of Beneficiary or permitted assignee of Trustor). This Deed of Trust and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Beneficiary or any of its officers, directors, agents or employees in favor of any party other than Trustor including but not limited to any claims to any sums held in the Impositions and Insurance Reserve or any other Reserve.

     42.  Relationship of Parties. The relationship of Beneficiary and Trustor
          -----------------------
is solely that of debtor and creditor, and Beneficiary has no fiduciary or other special relationship with the Trustor, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Trustor represents and acknowledges that neither the Loan Documents nor any course of dealing between the parties creates any partnership or joint venture between Trustor and Beneficiary or any other person, nor does it provide for any shared appreciation rights or other equity participation interest.

     43.  Successors and Assigns. This Deed of Trust shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns, except that Trustor may not assign its rights or obligations hereunder except as expressly provided in Section 9 hereof or as permitted under the Loan Agreement.

     44.  Investigations.  Any and all representations, warranties, covenants
          --------------
and agreements made in this Deed of Trust (and/or in other Loan Documents) shall survive any investigation or inspection made by or on behalf of Beneficiary.

     45.  Assignment of Leases and Rents. (a) Trustor acknowledges and confirms
          ------------------------------
that it has executed and delivered to Beneficiary the Assignment of Leases intending that such instrument create a present, absolute assignment to Beneficiary of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases, Trustor hereby assigns to Beneficiary, as further security for the Debt and the Obligations, the Leases and Rents. While any Event of Default exists, Beneficiary shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and in
Section 17 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the Assignment of the Leases and this Deed of Trust and the absolute assignment of the Leases and the Rents in the Assignment of Leases, the terms of the Assignment of Leases shall control.

          (b) So long as any part of the Debt and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Trustor, Beneficiary, any lessee or any third party by purchase or otherwise.

     46.  Waiver of Right to Trial by Jury. EACH OF TRUSTEE, BENEFICIARY AND
          --------------------------------
TRUSTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE

TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF TRUSTEE, TRUSTOR AND BENEFICIARY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY TRUSTOR.

     47.  Expenses and Attorneys' Fees. Trustor agrees to promptly pay all
          ----------------------------
reasonable fees, costs and expenses incurred by Beneficiary in connection with any matters contemplated by or arising out of this Deed of Trust and the other Loan Documents, including, without limitation, reasonable fees, costs and expenses (including reasonable attorneys' fees and fees of other professionals retained by Beneficiary) incurred in any action to enforce this Deed of Trust or the other Loan Documents or to collect any payments due from Trustor under this Deed of Trust, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Deed of Trust incurred in connection with a "workout" or in connection with any insolvency or bankruptcy proceedings with respect to Trustor, and all such fees, costs and expenses shall be part of the Obligations, payable on demand.

     48.  Amendments and Waivers. Except as otherwise provided herein, no
          ----------------------
amendment, modification, termination or waiver of any provision of this Deed of Trust, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Beneficiary and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Trustor in any case shall entitle Trustor to any other or further notice or demand in similar or other circumstances.

     49.  Servicer. Beneficiary shall have the right at any time throughout the
          --------
term of the Loan to designate or appoint one or more Servicers (as defined in the Loan Agreement) to administer this Deed of Trust and the other Loan Documents, and to change or replace any Servicer. All of Beneficiary's rights under this Deed of Trust and the other Loan Documents may be exercised by any such Servicer designated by Beneficiary. Any such Servicer shall be entitled to the benefit of all obligations of Trustor in favor of Beneficiary.

     50.  Intentionally Deleted.
          ---------------------

     51.  Trustee. Trustee may resign by the giving of written notice of such
          -------
resignation to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Trustor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee's place. No fees or expenses shall be payable to Trustee, except in connection with a foreclosure of the Mortgaged Property or any part thereof or in connection with the release of the Mortgaged Property following payment in full of the Debt.

     52.  Limitation on Recourse. The obligations of Trustor hereunder are
          ----------------------
subject to limitations on recourse as provided in Article XII of the Loan Agreement.

     53.  Satisfaction of Deed of Trust. Upon payment of the Debt in full or
          -----------------------------
upon satisfaction of the conditions to release of the Mortgaged Property from the lien hereof in accordance with the terms of Section 11.4 of the Loan Agreement, Beneficiary, at Trustor's sole cost and upon Trustor's request, shall execute and deliver to Trustor a satisfaction or reconveyance of this Deed of Trust, duly acknowledged and in recordable form, UCC-3 financing statements terminating any UCC-1 financing statements filed by Beneficiary relating to the Mortgaged Property, and such other documents or instruments as may be required to release the lien of the Loan Documents from the Mortgaged Property.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

                                    TRUSTOR:
                                    -------

                                    VENTAS FINANCE I, LLC, a Delaware limited liability company



                                    By: /s/ T. Richard Riney
                                       -------------------------------
                                    Name:  T. Richard Riney
                                    Title: Executive Vice President

STATE OF NEW YORK                   )
                                     ss.:
COUNTY OF NEW YORK                  )


         On the 11 day of December, 2001, before me, Scott R. Bartos, Notary Public, personally appeared T. Richard Riney, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me all that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

 /s/ Scott R. Bartos
--------------------
Notary Public

My commission expires: 2/22/02
                       -------


[Notarial Seal]

Scott R. Bartos
Notary Public, State of New York
No. 01BA037540